Exhibit 99.1

Weight Watchers International, Inc. Logo

Contact Information:
Weight Watchers International, Inc.	Brainerd Communicators, Inc.
John Sweeney, CFA	Corey Kinger
Director of Investor Relations	(212) 986-6667
(212) 589-2714

WEIGHT WATCHERS ANNOUNCES FULL-YEAR 2005 RESULTS AND
INITIATES CASH DIVIDEND

NEW YORK, N.Y., February 16, 2006 — Weight Watchers International, Inc. (NYSE: WTW) today announced results for the full-year and fourth quarter ended December 31, 2005.

Weight Watchers International, Inc., Full-Year 2005

For the year ended December 31, 2005, Weight Watchers International’s net revenues increased 12% to $1,151.3 million from $1,024.9 million in 2004.  Full-year 2005 reported net income of $174.4 million and fully diluted earnings per share of $1.67 included $0.27 per share of non-recurring expenses, net of taxes, related to the WeightWatchers.com, Inc. acquisition.  Full-year 2005 fully diluted earnings per share excluding these non-recurring expenses were $1.94.  Full-year 2004 reported net income of $183.1 million and fully diluted earnings per share of $1.71 included a $0.03 per share charge related to early extinguishment of debt, a $0.10 per share benefit relating to tax reversals, and an $0.11 per share one-time charge for the cumulative effect of an accounting change associated with the adoption of FIN 46R. Excluding the aforementioned items in both years, fully diluted earnings per share increased 11% from $1.75 in 2004 to $1.94 in 2005.

Weight Watchers International, Inc., Fourth Quarter 2005

For the fourth quarter of 2005, net revenues increased 8% to $251.2 million from $232.7 million in 2004. Net income was $38.9 million, up from $38.2 million excluding the benefit from a one-time reversal of a WeightWatchers.com deferred tax valuation allowance in 2004. Reported net income, including the impact of the tax benefit, was $43.2 million in the fourth quarter of 2004.  Fully diluted earnings per share for the fourth quarter of 2005 were $0.38.  This compares to fully diluted earnings per share in the fourth quarter of 2004 of $0.41, which included $0.05 of benefit from the deferred tax valuation allowance reversal.

Weight Watchers International, Inc., Full-Year 2006 Guidance

The Company provided full-year 2006 earnings guidance of between $2.18 and $2.28 per fully diluted share, excluding expenses related to stock-based compensation.  The Company estimates that these excluded expenses will amount to $0.08 to $0.09 per fully diluted share.

Weight Watchers International, Inc., Cash Dividend Initiation

The Company also announced today that its Board of Directors authorized the initiation of a quarterly cash dividend of $0.175 per share of Weight Watchers International common stock, which corresponds to an annual dividend rate of $0.70 per share.  The initial quarterly dividend will be payable on April 7, 2006 to shareholders of record at the close of business on March 24, 2006.

Commenting on the Company’s dividend initiation, Linda Huett, President and CEO of the Company, said, “We have a unique business model that does not require cash to fund organic growth and therefore generates free cash flow well in excess of net income.  Now with the completion of the WeightWatchers.com acquisition, I am pleased that our Board of Directors has approved the initiation of a quarterly cash dividend, allowing us to use another tool to deliver value to our stockholders.  As we have in the past, we will use our remaining cash flow, which continues to grow, to increase shareholder value by continuing to make prudent franchise acquisitions, to buy back stock, and to pay down debt.”

Fourth Quarter and Full-Year Conference Call

The Company has scheduled a conference call today at 5:00 p.m. ET.  During the conference call, Linda A. Huett, President and Chief Executive Officer, and Ann M. Sardini, Chief Financial Officer, will discuss full-year and fourth-quarter results and answer questions from the investment community.  Live audio of the conference call will be webcast at http://www.weightwatchersinternational.com.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight management services, operating in 30 countries through a network of company-owned and franchise operations. Weight Watchers holds over 46,000 weekly meetings where members receive group support and education about healthy eating patterns, behavior modification and physical activity. WeightWatchers.com provides innovative, subscription weight management products over the Internet and is the leading Internet-based weight management provider in the world.  In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by the company pursuant to United States securities laws contain discussions of these risks and uncertainties. Weight Watchers International assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review our filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at http://www.sec.gov, at various SEC reference facilities in the United States and via the company’s website at http://www.weightwatchersinternational.com).

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WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

UNAUDITED

	December 31,	January 1,
	2005	2005

ASSETS
Current assets	$127.7	$125.8
Property and equipment, net	25.2	17.5
Goodwill, franchise rights and other intangible assets, net	611.3	588.0
Deferred income taxes	61.9	78.0
Other	9.4	6.9
TOTAL ASSETS	$835.5	$816.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$170.8	$152.7
Long-term debt	741.4	466.1
Other	3.9	1.0

TOTAL LIABILITIES	916.1	619.8

Shareholders’ equity	(80.6)	196.4

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$835.5	$816.2

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31,	January 1,	December 31,	January 1,
	2005	2005	2005	2005

Revenues, net	$251.2	$232.7	$1,151.3	$1,024.9
Cost of revenues	120.9	112.5	520.7	487.1
Gross profit	130.3	120.2	630.6	537.8
Marketing expenses	30.9	29.6	158.3	134.8
Selling, general and administrative expenses	32.1	27.7	169.8	97.1
Operating income	67.3	62.9	302.5	305.9
Interest expense, net	6.5	4.1	21.0	16.8
Other (income) / expense, net	0.3	(1.0)	2.2	(4.7)
Early extinguishment of debt	—	—	—	4.3
Income before income taxes and cumulative effect of accounting change	60.5	59.8	279.3	289.5
Provision for income taxes	21.6	16.6	104.9	94.5
Income before cumulative effect of accounting change	38.9	43.2	174.4	195.0
Cumulative effect of accounting change	—	—	—	(11.9)
Net income	$38.9	$43.2	$174.4	$183.1

Basic Earnings Per Share:

Income before cumulative effect of accounting change	$0.38	$0.42	$1.70	$1.86
Cumulative effect of accounting change	—	—	—	(0.11)
Net income	$0.38	$0.42	$1.70	$1.75

Diluted Earnings Per Share:
Income before cumulative effect of accounting change	$0.38	$0.41	$1.67	$1.82
Cumulative effect of accounting change	—	—	—	(0.11)
Net income	$0.38	$0.41	$1.67	$1.71

Weighted average common shares outstanding:
Basic	101.8	103.0	102.7	104.7
Diluted	102.8	105.1	104.2	107.0

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Twelve Months Ended
		Less	Adjusted
	December 31,	Transaction	December 31,	January 1,
	2005	Expenses	2005	2005

Revenues, net	$1,151.3	$—	$1,151.3	$1,024.9
Cost of revenues	520.7	—	520.7	487.1
Gross profit	630.6	—	630.6	537.8
Marketing expenses	158.3	—	158.3	134.8
Selling, general and administrative expenses	169.8	46.4	123.4	97.1
Operating income	302.5	(46.4)	348.9	305.9
Interest expense, net	21.0	—	21.0	16.8
Other (income) / expense, net	2.2	—	2.2	(4.7)
Early extinguishment of debt	—	—	—	4.3
Income before income taxes and cumulative effect of accounting change	279.3	(46.4)	325.7	289.5
Provision for income taxes	104.9	(18.8)	123.7	94.5
Income before cumulative effect of accounting change	174.4	(27.6)	202.0	195.0
Cumulative effect of accounting change	—	—	—	(11.9)
Net income	$174.4	$(27.6)	$202.0	$183.1

Basic Earnings Per Share:

Income before cumulative effect of accounting change	$1.70	$(0.27)	$1.97	$1.86
Cumulative effect of accounting change	—	—	—	(0.11)
Net income	$1.70	$(0.27)	$1.97	$1.75

Diluted Earnings Per Share:
Income before cumulative effect of accounting change	$1.67	$(0.27)	$1.94	$1.82
Cumulative effect of accounting change	—	—	—	(0.11)
Net income	$1.67	$(0.27)	$1.94	$1.71

Weighted average common shares outstanding:
Basic	102.7	102.7	102.7	104.7
Diluted	104.2	104.2	104.2	107.0

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Three Months Ended		Twelve Months Ended
	Dec 31, 2005	Jan 1, 2005	Dec 31, 2005	Jan 1, 2005

Attendance (in millions)
North America	7.2	6.7	33.5	32.3
International	5.7	6.0	27.5	27.6
Total Attendance	12.9	12.7	60.9	59.9

Supplemental Attendance Detail (in millions)
UK	2.3	2.6	12.6	13.0
CE	2.6	2.6	11.6	11.2
Other	0.8	0.8	3.3	3.4
Total International Attendance	5.7	6.0	27.5	27.6

WeightWatchers.com (in thousands)
End of Period Active Subscribers	535.0	451.0	535.0	451.0

North America (in $millions)
Meeting Fees	94.5	84.5	417.0	373.1
Product Sales	30.2	26.6	144.4	138.4
Total	124.7	111.1	561.4	511.5

International (in $millions)
Meeting Fees	53.7	58.8	264.1	256.0
Product Sales	26.4	27.0	141.1	136.3
Total	80.1	85.8	405.2	392.2

Total Revenues (in $millions)
Meeting Fees	148.2	143.4	681.1	629.1
Product Sales	56.6	53.5	285.4	274.6
Online Revenues	27.3	20.1	109.7	65.0
Domestic Franchise Commissions	2.4	2.2	12.5	12.5
Foreign Franchise Commissions	1.4	1.4	6.9	6.3
All Other	15.3	12.2	55.7	37.4
Total Revenues	251.2	232.7	1,151.3	1,024.9

Note: Totals may not sum due to rounding.